Exhibit 24


                            APPALACHIAN POWER COMPANY

      I, Thomas G. Berkemeyer, Assistant Secretary of APPALACHIAN POWER COMPANY, HEREBY CERTIFY that the following constitutes a true and exact copy of the resolutions duly adopted by the affirmative vote of a majority of the Board of Directors of said Company at a meeting of said Board duly and legally held on December 15, 2004, at which meeting a quorum of the Board of Directors of said Company was present and voting throughout. I further certify that said resolutions have not been altered, amended or rescinded, and that they are presently in full force and effect.

      GIVEN under my hand this 16th day of March, 2005.

                                    /s/ Thomas G. Berkemeyer_____
                                        Assistant Secretary


                          Appalachian Power Company
                               December 15, 2004


            The Chairman outlined a proposed financing program through December 31, 2005 of the Company involving the issuance and sale, either at competitive bidding, through a negotiated public offering with one or more agents or underwriters or through private placement, of up to $950,000,000 (or its equivalent in another currency or composite currency) aggregate principal amount of debt securities, including up to $420,000,000 of new indebtedness, comprised of unsecured promissory notes in one or more new series, each series to have a maturity of not more than 50 years ("Debt Securities"). He then stated that, as an alternative to issuing Debt Securities, the Company may issue one or more unsecured promissory notes ("AEP Notes") to American Electric Power Company, Inc. ("AEP") in an aggregate principal amount of up to $200,000,000. AEP Notes would be issued in compliance with the orders of the applicable state regulatory commissions and any applicable regulations under the Public Utility Holding Company Act of 1935. The Chairman stated that the aggregate amount of Debt Securities and AEP Notes issued will not exceed $950,000,000.

            The Chairman explained that it was proposed that the proceeds to be received in connection with the proposed sale of Debt Securities and the AEP Notes would be added to the general funds of the Company and used to redeem directly or indirectly long-term debt, to refund directly or indirectly preferred stock, to repay short-term debt at or prior to maturity, to reimburse the Company's treasury for expenditures incurred in connection with its construction program and for other corporate purposes.

            Thereupon, on motion duly made and seconded, it was unanimously

                  RESOLVED, that the proposed financing program of this Company, as outlined at this meeting, be, and the same hereby is, in all respects ratified, confirmed and approved; and further

                  RESOLVED, that the proper persons be, and they hereby are, authorized to take all steps necessary, or in their opinion desirable, to carry out the financing program outlined at this meeting.

            The Chairman stated that the Company has executed and filed applications with the State Corporation Commission of Virginia, the Tennessee Regulatory Authority and the West Virginia Public Service Commission (collectively, the "Public Commissions") seeking authorization for the issuance of Debt Securities or AEP Notes through December 31, 2005. He then stated that it may be necessary to file one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended, and to register or qualify the securities to be sold pursuant to such financing program under the "blue sky" laws of various jurisdictions.

            Thereupon, on motion duly made and seconded, it was unanimously

                  RESOLVED, that with respect to the proposed financing program approved at this meeting, the actions taken by the officers of this Company in connection with the execution and filing on behalf of the Company of the necessary applications with the Public Commissions be, and they hereby are, ratified, confirmed and approved in all respects; and further

                  RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission ("SEC") on behalf of the Company one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended; and further

                  RESOLVED, that it is desirable and in the best interest of the
            Company that the Debt Securities be qualified or registered for sale in various jurisdictions; that (i) the Chairman of the Board, the President, the Treasurer or any Assistant Treasurer of the Company or (ii) the President-Utility Group or any Executive Vice President of American Electric Power Service Corporation ("Authorized Persons") be, and they hereby are, authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Debt Securities of the Company as said Authorized Persons may deem advisable; that said Authorized Persons are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such Authorized Persons of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and further

                  RESOLVED, that the Authorized Persons be, and they hereby are, authorized and directed to take any and all further action in connection therewith, including the execution and filing of such amendment or amendments, supplement or supplements and exhibit or exhibits thereto as they may deem necessary or desirable.

            The Chairman indicated to the meeting that it may be desirable that the Debt Securities be listed on the New York Stock Exchange and in connection with any such application, to register the Debt Securities under the Securities Exchange Act of 1934, as amended.

            Thereupon, it was, on motion duly made and seconded, unanimously

                  RESOLVED, that the officers of this Company be, and they
            hereby are, authorized, in their discretion, to make one or more applications, on behalf of this Company, to the New York Stock Exchange for the listing of up to $950,000,000 aggregate principal amount of Debt Securities; and further

                  RESOLVED, that Susan Tomasky, Stephen P. Smith, Stephan T.
            Haynes and Wendy G. Hargus, or any one of them, be, and they hereby are, designated to appear before the New York Stock Exchange with full authority to make such changes in any such application or any agreements relating thereto as may be necessary or advisable to conform with the requirements for listing; and further

                  RESOLVED, that the proper officers be, and they hereby are, authorized to execute and file, on behalf of this Company, one or more applications for the registration of up to $950,000,000 aggregate principal amount of Debt Securities with the SEC pursuant to the provisions of the Securities Exchange Act of 1934, as amended, in such form as the officers of this Company executing the same may determine; and further

                  RESOLVED, that the Authorized Persons (as previously defined)
            be, and each of them hereby is, authorized, in the event any said application for listing is made, to execute and deliver on behalf of this Company an indemnity agreement in such form, with such changes therein as the Authorized Persons executing the same may approve, their execution to be conclusive evidence of such approval; and further

                  RESOLVED, that the Authorized Persons be, and each of them hereby is, authorized to take any other action and to execute any other documents that in their judgment may be necessary or desirable in connection with listing the Debt Securities on the New York Stock Exchange.

            The Chairman further stated that, in connection with the filing with the SEC of one or more Registration Statements relating to the proposed issuance and sale of up to $950,000,000 of Debt Securities, there was to be filed with the SEC a Power of Attorney, dated December 15, 2004, executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement(s) and any and all amendments thereto.

            Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

                  WHEREAS, the Company proposes to file with the SEC one or more
            Registration Statements for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of up to $950,000,000 aggregate principal amount of Debt Securities, in one or more new series, each series to have a maturity of not less than nine months and not more than 50 years; and

                  WHEREAS, in connection with said Registration Statement(s), there is to be filed with the SEC a Power of Attorney, dated December 15, 2004, executed by certain of the officers and directors of this Company appointing Michael G. Morris, Susan Tomasky, Stephen
            P. Smith and Stephan T. Haynes, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

            NOW, THEREFORE, BE IT

                  RESOLVED, that each and every one of said officers and
            directors be, and they hereby are, authorized to execute said Power of Attorney; and further

                  RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

                  RESOLVED, that said Registration Statement(s) and any
            amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.

            The Chairman advised the meeting that it was proposed to designate independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities proposed to be issued and sold in connection with the proposed financing program of the Company.

            Thereupon, on motion duly made and seconded, it was unanimously

                  RESOLVED, that Dewey Ballantine LLP be, and said firm hereby is, designated as independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities of this Company proposed to be issued and sold in connection with the proposed financing program of this Company.

            The Chairman stated that it may be desirable to enter into one or more hedge agreements, such as a forward starting swap, treasury lock agreement, treasury put option or interest rate collar agreement ("Hedge Agreement") to protect against future interest rate movements in connection with the issuance of the Debt Securities. He recommended that the Board authorize the appropriate persons to enter into one or more Hedge Agreements, provided that the amount covered by any Hedge Agreement would not exceed the principal amount of Debt Securities the Company anticipates offering.

            Thereupon, it was, on motion duly made and seconded, unanimously

                  RESOLVED, that the Authorized Persons (as previously defined)
            be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, one or more Hedge Agreements in such form as shall be approved by the Authorized Person executing the same, such execution to be conclusive evidence of such approval, provided that the amount covered by any such Hedge Agreement would not exceed the principal amount of Debt Securities the Company anticipates offering; and further

                  RESOLVED, that the Authorized Persons be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

            The Chairman stated that it may be desirable to enter into one or more interest rate management agreements, such as interest rate swaps, caps, collars, floors, options or hedging products such as forwards or futures, or similar products ("Interest Rate Management Agreements"), in each case to manage and minimize interest costs. The transactions will be for a fixed period and a stated principal amount and may be for underlying fixed or variable obligations of the Company. He recommended that the Board authorize the appropriate persons to enter into one or more Interest Rate Management Agreements, provided that the aggregate notational amount of all Interest Rate Management Agreements will not exceed 25% of the Company's existing debt obligations, including pollution control revenue bonds, and shall conform to such other conditions that may be imposed by any regulatory body.

            Thereupon, it was, on motion duly made and seconded, unanimously

                  RESOLVED, that the Authorized Persons (as previously defined)
            be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, one or more Interest Rate Management Agreements in such form as shall be approved by the Authorized Person executing the same, such execution to be conclusive evidence of such approval, provided that the aggregate notational amount of all Interest Rate Management Agreements will not exceed 25% of the Company's existing debt obligations, including pollution control revenue bonds, and shall conform to such other conditions that may be imposed by any regulatory body; and further

                  RESOLVED, that the Authorized Persons be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

            The Chairman explained that, with respect to the issuance of up to $950,000,000 of Debt Securities through one or more agents under a medium term note program, the Company could enter into a Selling Agency Agreement. He recommended that the Board authorize the appropriate persons to enter into such Selling Agency Agreement with securities dealers yet to be determined.

            Thereupon, upon motion duly made and seconded, it was unanimously

                  RESOLVED, that the Authorized Persons (as previously defined)
            be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, a Selling Agency Agreement with such securities dealers in such form as shall be approved by the Authorized Person executing the same, such execution to be conclusive evidence of such approval; and further

                  RESOLVED, that the Authorized Persons be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

            The Chairman next explained that the Company could also enter into an Underwriting Agreement ("Underwriting Agreement") with certain underwriters, under which the underwriters may purchase up to $950,000,000 aggregate principal amount of Debt Securities. He recommended that the Board authorize the appropriate persons to enter into an Underwriting Agreement and determine the purchase price of the Debt Securities, provided that the price shall not be less than 95% (including compensation to the underwriters) of the aggregate principal amount of the Debt Securities.

            Thereupon, it was, on motion duly made and seconded, unanimously

                  RESOLVED, that the Authorized Persons (as previously defined)
            be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, an Underwriting Agreement in such form as shall be approved by the Authorized Person executing the same, such execution to be conclusive evidence of such approval, provided that the purchase price of the Debt Securities shall not be less than 95% (including compensation to the underwriters) of the aggregate principal amount of the Debt Securities; and further

                  RESOLVED, that the Authorized Persons be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

            The Chairman explained that the Company may issue and sell unsecured notes ("Notes"), which may include a put option or a call option or both, pursuant to a Selling Agency Agreement, an Underwriting Agreement or other agreement. He further noted that, in order to enable the Company to perform its obligations under the Selling Agency Agreement, the Underwriting Agreement or other agreement approved at this meeting providing for the sale of up to $950,000,000 aggregate principal amount of the Notes, it was necessary that the Board authorize the execution and delivery of one or more Company Orders or Supplemental Indentures to the Indenture, dated as of January 1, 1998, between the Company and The Bank of New York ("Indenture"), in such form as shall be approved by the person executing the same, such execution to be conclusive evidence of such approval. The terms of each series of Notes will be established under a Company Order or a Supplemental Indenture. The interest rate, maturity and certain other terms have not yet been determined. The Chairman recommended that the Board authorize the appropriate persons to determine the financial terms and conditions of the Notes, including, without limitation, (i) the principal amount of the Notes to be sold in each offering; (ii) the interest or method of determining the interest on the Notes; (iii) the maturity (which shall not exceed 50 years from the date of issuance) and redemption provisions of the Notes; and (iv) such other terms and conditions as are contemplated or permitted by the Indenture, a Company Order or a Supplemental Indenture. Any fixed interest rate applicable to the Notes would not exceed by more than 350 basis points the yield to maturity on United States Treasury obligations of comparable maturity at the time of pricing of the Notes. Any initial fluctuating interest rate applicable to the Notes would not exceed 10%.

            Thereupon, it was, on motion duly made and seconded, unanimously

                  RESOLVED, that the Authorized Persons (as previously defined)
            and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized to create up to $950,000,000 aggregate principal amount of Notes to be issued under the Indenture and one or more Supplemental Indentures or Company Orders, in such form as shall be approved by the Authorized Persons and the Secretary or an Assistant Secretary of the Company executing the same, such execution to be conclusive evidence of such approval, and with such financial terms and conditions as determined by the Authorized Persons and the Secretary or an Assistant Secretary of the Company, pursuant to the Indenture and one or more Supplemental Indentures or Company Orders, and with either a fixed rate of interest which shall not exceed by more than 350 basis points the yield to maturity on United States Treasury obligations of comparable maturity at the time of pricing of the Notes or at an initial fluctuating rate of interest which at the time of pricing would not exceed 10%, or at a combination of such described fixed or fluctuating rates, and to specify the maturity, redemption or tender provisions and other terms, at the time of issuance thereof with the maturity not to exceed 50 years; and further

                  RESOLVED, that the Authorized Persons and the Secretary or an
            Assistant Secretary of the Company be, and they hereby are, authorized and directed to execute and deliver, on behalf of this Company, one or more Supplemental Indentures or Company Orders, specifying the designation, terms, redemption provisions and other provisions of the Notes and providing for the creation of each series of Notes, in such form as shall be approved by the Authorized Person and the Secretary or an Assistant Secretary of the Company executing the same, such execution to be conclusive evidence of such approval; that The Bank of New York is hereby requested to join in the execution of any Supplemental Indenture or Company Order, as Trustee; and further

                  RESOLVED, that the Authorized Persons and the Secretary or an
            Assistant Secretary of the Company be, and they hereby are, authorized and directed to execute and deliver, on behalf of this Company, to the extent not determined in a Supplemental Indenture or Company Order, a certificate requesting the authentication and delivery of any such Notes and establishing the terms of any tranche of such series or specifying procedures for doing so in accordance with the procedures established in the Indenture; and further

                  RESOLVED, that the Authorized Persons and the Secretary or an
            Assistant Secretary of the Company be, and they hereby are, authorized and directed to execute in accordance with the provisions of the Indenture (the signatures of such Authorized Persons to be effected either manually or by facsimile, in which case such facsimile is hereby adopted as the signature of such Authorized Persons and the Secretary or an Assistant Secretary of the Company thereon), and to deliver to The Bank of New York, as Trustee under the Indenture, the Notes in the aggregate principal amount of up to $950,000,000 as definitive fully registered bonds without coupons in such denominations as may be permitted under the Indenture; and further

                  RESOLVED, that if any Authorized Person or the Secretary or an
            Assistant Secretary of the Company who signs, or whose facsimile signature appears upon, any of the Notes ceases to be an Authorized Person or Secretary or an Assistant Secretary of the Company prior to their issuance, the Notes so signed or bearing such facsimile signature shall nevertheless be valid; and further

                  RESOLVED, that, subject as aforesaid, The Bank of New York, as such Trustee, be, and it hereby is, requested to authenticate, by the manual signature of an authorized officer of such Trustee, the Notes and to deliver the same from time to time in accordance with the written order of this Company signed in the name of this Company by the Authorized Persons and the Secretary or an Assistant Secretary of the Company; and further

                  RESOLVED, that Thomas G. Berkemeyer of Hilliard, Ohio, Ann B.
            Graf of Columbus, Ohio, David C. House of Lewis Center, Ohio and William E. Johnson of Gahanna, Ohio, attorneys and employees of American Electric Power Service Corporation, an affiliate of this Company, be, and each of them hereby is, appointed Counsel to render any Opinion of Counsel required by the Indenture in connection with the authentication and delivery of the Notes; and further

                  RESOLVED, that the office of The Bank of New York, at 101
            Barclay Street, in the Borough of Manhattan, The City of New York, be, and it hereby is, designated as the office or agency of this Company, in accordance with the Indenture, for the payment of the principal of and the interest on the Notes, for the registration, transfer and exchange of Notes and for notices or demands to be served on the Company with respect to the Notes; and further

                  RESOLVED, that said The Bank of New York, be, and it hereby is, appointed the withholding agent and attorney of this Company for the purpose of withholding any and all taxes required to be withheld by the Company under the Federal revenue acts from time to time in force and the Treasury Department regulations pertaining thereto, from interest paid from time to time on the Notes, and is hereby authorized and directed to make any and all payments and reports and to file any and all returns and accompanying certificates with the Federal Government which it may be permitted or required to make or file as such agent under any such revenue act and/or Treasury Department regulation pertaining thereto; and further

                  RESOLVED, that the Authorized Persons as defined above and the
            Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized and directed to effect transfers and exchanges of the Notes, pursuant to the Indenture without charging a sum for any Note issued upon any such transfer or exchange other than a charge in connection with each such transfer or exchange sufficient to cover any tax or other governmental charge in relation thereto; and further

                  RESOLVED, that The Bank of New York be, and it hereby is,
            appointed as Note Registrar in accordance with the Indenture; and further

                  RESOLVED, that the Authorized Persons and the Secretary or an
            Assistant Secretary of the Company be, and they hereby are, authorized and directed to execute such instruments and papers and to do any and all acts as to them may seem necessary or desirable to carry out the purposes of the foregoing resolutions.

            The Chairman then stated that one or more insurance companies may insure the payment of principal and interest on certain types of Debt Securities as such payments become due pursuant to a financial guaranty insurance or other policy or agreement ("Insurance Policy"). In this connection, the Company proposes to enter into one or more Insurance Agreements, in such form as shall be approved by the person executing the same, such execution to be conclusive evidence of such approval.

            Thereupon, after discussion, on motion duly made and seconded, it was unanimously

                  RESOLVED, that in order to enhance the credit of one or more series of Debt Securities the Authorized Persons as defined above be, and each of them hereby is, authorized to execute and deliver on behalf of the Company one or more Insurance Agreements with an insurance company or other institution of their choice, in such form as shall be approved by the Authorized Person executing the same, such execution to be conclusive evidence of such approval; and further

                  RESOLVED, that the Authorized Persons be, and they hereby are, authorized on behalf of the Company to take such further action and do all other things that any one of them shall deem necessary or appropriate in connection with, the Insurance Policy and the Insurance Agreement.

            The Chairman further stated that it would be desirable to authorize the appropriate persons, on behalf of the Company, to issue one or more unsecured promissory notes to AEP in an aggregate principal amount of up to $950,000,000 on such terms as are consistent with (i) the financing authority granted by the Public Commissions and (ii) any applicable rules of the SEC under the Public Utility Holding Company Act of 1935 and regulations thereunder.

            Thereupon, upon motion duly made and seconded, it was unanimously

                  RESOLVED, that the Authorized Persons (as previously defined)
            be, and each of them hereby is, authorized, in the name and on behalf of this Company, to borrow from AEP up to $200,000,000, upon such terms as are consistent with (i) the financing authority granted by the Public Commissions and (ii) any applicable rules of the SEC under the Public Utility Holding Company Act of 1935.


                           APPALACHIAN POWER COMPANY
                               POWER OF ATTORNEY

            Each of the undersigned directors or officers of APPALACHIAN POWER COMPANY, a Virginia corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of up to $950,000,000 aggregate principal amount of its Debt Securities, comprising unsecured promissory notes in one or more new series, each series to have a maturity not exceeding 50 years, does hereby appoint MICHAEL G. MORRIS, SUSAN TOMASKY, STEPHEN P. SMITH and STEPHAN T. HAYNES his true and lawful attorneys, and each of them his true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him and in his name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

            IN WITNESS WHEREOF the undersigned have hereunto set their hands this 15th day of December, 2004.

_/s/ Michael G. Morris________            _/s/ Venita McCellon-Allen__
Michael G. Morris         L.S.            Venita McCellon-Allen     L.S.

_/s/ Carl L. English_________             _/s/ A. A. Pena_____________
Jeffrey D. Cross          L.S.            Armando A. Pena           L.S.

_/s/ Henry W. Fayne__________             __/s/ Robert P. Powers______
Henry W. Fayne            L.S.            Robert P. Powers          L.S.

_/s/ John B. Keane___________             _/s/ Stephen P. Smith_______
John B. Keane             L.S.            Stephen P. Smith          L.S.

_/s/ Holly Keller Koeppel____             _/s/ Susan Tomasky__________
Holly K. Koeppel          L.S.            Susan Tomasky             L.S.